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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-81201 and 333-93649)
and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-69421,
333-78311, 333-93649, 333-35330, 333-35334 and 333-35418) of Encompass Services
Corporation of our report dated February 12, 2000, relating to the financial statements of Encompass Services Corporation, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 26, 2001